As filed with the Securities and Exchange Commission on December 17, 2007
 Registration No. 333-146364

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO.  1 TO THE
FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

KAISER FEDERAL FINANCIAL GROUP, INC. AND
KAISER FEDERAL BANK 401(K) PLAN
(Exact Name of Registrant as Specified in Its Charter)

                                                                                                                                   Maryland                                                               6712                                             26-1500698
                                    (State or Other Jurisdiction of                       (Primary Standard Industrial                  (I.R.S. Employer
                                  Incorporation or Organization)                    Classification Code Number)                  Identification Number)

1359 North Grand Avenue
Covina, California 91724
(800) 524-2274
(Address, Including Zip Code, and Telephone Number, Including Area Code, of
Registrant’s Principal Executive Offices)

Kay M. Hoveland
1359 North Grand Avenue
Covina, California 91724
(800) 524-2274
(Address, Including Zip Code, and Telephone Number, Including Area Code, of
Agent for Service)

Copies to:
Richard S. Garabedian, Esq.
Benjamin M. Azoff, Esq.
Luse Gorman Pomerenk & Schick, P.C.
5335 Wisconsin Avenue, N.W., Suite 400
Washington, D.C. 20015
(202) 274-2000

PART II:                      INFORMATION NOT REQUIRED IN PROSPECTUS

Application for Withdrawal and Deregistration of Common Stock

On November 27, 2007, the Registrant’s Board of Directors terminated the stock offering relating to this Registration Statement.  This Post-Effective Amendment No. 1 is filed pursuant to Rule 477(a) under the Securities Act of 1933, as amended (the “Act”) for the purpose of withdrawing the Registrant’s Registration Statement on Form S-1, as amended (No. 333-146364), as declared effective by the Securities and Exchange Commission (the “Commission”) on November 9, 2007, and deregistering 27,062,063 shares of the $.01 par value common stock (the "Common Stock") and 277,900 participation interests of the Registrant previously registered. The Registrant has ceased the use of its offering materials and no securities were sold in connection with this offering. The Registrant understands that the filing fees it paid will be held by the Commission pursuant to Rule 477 under the Act and pursuant to Rule 457(p) under the Act, may be applied to a future registration statement. The Registrant therefore requests withdrawal of its registration statement and deregistration of all of the shares of Common Stock pursuant to this Registration Statement as soon as it is practicable after the filing of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Covina, State of California on December 17, 2007.

KAISER FEDERAL FINANCIAL GROUP, INC.

By:           /s/ Kay M. Hoveland
Kay M. Hoveland
President, Chief Executive Officer and Director
(Duly Authorized Representative)

POWER OF ATTORNEY

We, the undersigned directors and officers of Kaiser Federal Financial Group, Inc. (the “Company”) hereby severally constitute and appoint Kay M. Hoveland as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Kay M. Hoveland may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-1 relating to the offering of the Company’s common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Kay M. Hoveland shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ Kay M. Hoveland Kay M. Hoveland	President, Chief Executive Officer and Director (Principal Executive Officer)	December 17, 2007

/s/ Dustin Luton Dustin Luton	Chief Financial Officer (Principal Financial Officer)	December 17, 2007

/s/ Frank Wong Frank Wong	Controller (Principal Accounting Officer)	December 17, 2007

/s/ James L. Breeden James L. Breeden	Chairman of the Board	December 17, 2007

/s/ Gerald A. Murbach Gerald A. Murbach	Director	December 17, 2007

/s/ Robert C. Steinbach Robert C. Steinbach	Director	December 17, 2007

/s/ Rita H. Zwern Rita H. Zwern	Director	December 17, 2007

/s/ Laura G. Weisharr Laura G. Weisshar	Director	December 17, 2007